Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 (333-257715) of our report dated June 16, 2021, relating to the financial statements of Altice Temp B.V. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Audit S.à r.l.

Luxembourg, Grand Duchy of Luxembourg

July 21, 2021